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                                  EXHIBIT 5.1


                           [Letterhead of Freehills]


18 December 2000                               Our ref Rick Narev
                                               Phone 02 9225 5604
                                               email rick_narev@freehills.com.au
                                               File no 104616

                                               Doc no SYDCP\00370002.3

Barbeques Galore Limited
327 Chisholm Road
AUBURN NSW 2144
AUSTRALIA

Ladies and Gentlemen

REGISTRATION STATEMENT ON FORM S-8

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on the date hereof (the REGISTRATION STATEMENT), in connection with the registration under the Securities Act of 1933, as amended (the ACT), of 203,038 ordinary shares, of Barbeques Galore Limited, a corporation registered under the national Corporations Law of Australia (the COMPANY) issuable under the Company's Executive Share Option Plan (the EXECUTIVE PLAN).

We have examined a copy of the Constitution of the Company, as amended, certified as a true copy by the secretary of the Company on 15 December 2000. We have assumed that there have been no amendments to the Constitution subsequent to the certification by the secretary of the Company on 15 December 2000.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as copies of originals, the conformity to the originals of all documents presented to us as copies, the authenticity of the originals of such latter documents and that there have not been, nor will there be any other actions of the Company, its directors, shareholders or creditors or of any other person or body or authority, governmental or non-governmental which alters, supersedes or overrides the effect on its face of the Constitution.

Based upon the foregoing, we are of the opinion that, as a matter of Australian law, and assuming that upon valid exercise of any options the board of directors resolves to issue the relevant shares

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in accordance with the Constitution of the Company, then when such shares have been issued and sold pursuant to the applicable provisions of the Executive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable ordinary shares of the Company. This opinion may be relied upon exclusively by you, and may not be relied upon by any other person without our prior written consent.

This opinion is confined to matters of Australian law only. In particular, we are not qualified to, nor do we express any opinion on the effectiveness of any action under, nor as to any question of compliance with, any United States Federal or state law or requirement of any regulatory body.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name whenever appearing in the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commissioner thereunder.

Yours faithfully

FREEHILLS


/s/ Rick Narev
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RICK NAREV
Partner

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